SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [ x ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[ x ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e) (2))

                     DATA TRANSMISSION NETWORK CORPORATION
                (Name of Registrant as Specified in its Charter)
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------
       2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------
       5) Total fee paid:

          ----------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
                                        ----------------------------------
          2)   Form, Schedule or Registration Statement No.:
                                                             -------------
          3)   Filing Party:
                            ----------------------------------------------
          4)   Date Filed:
                          ------------------------------------------------

                    DATA TRANSMISSION NETWORK CORPORATION
                         9110 West Dodge Road, Suite 200
                              Omaha, Nebraska 68114
                                 (402) 390-2328


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 22, 1998



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Data Transmission Network Corporation, a Delaware corporation (the "Company"), will be held at the Best Western Regency West, 909 South 107th Avenue, Omaha, Nebraska on Wednesday, April 22, 1998 at 10:00 A.M. Omaha time for the following purposes, as more fully described in the accompanying Proxy Statement:

         1.       To elect seven directors to the Board of Directors.

         2. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP independent auditors for the Company for the 1998 fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Any action may be taken on any one of the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned. The Board of Directors of the Company has fixed the close of business on March 2, 1998, as the record date for determination of the stockholders of the Company entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope provided. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                                      /s/ Brian L. Larson
                                                      --------------------------
Omaha, Nebraska                                       Brian L. Larson
March 9, 1998                                         Secretary

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                      DATA TRANSMISSION NETWORK CORPORATION

                                 Proxy Statement


                                                                    Index
--------------------------------------------------------------------------------
                                                                            Page

Proxy Statement............................................................... 1

Proxies....................................................................... 1

Voting Securities............................................................. 1

Election of Directors......................................................... 2

Ownership By Certain Beneficial Owners And Management......................... 4

Executive Compensation........................................................ 7

Compensation Committee Report on Executive Compensation...................... 10

Approval of Appointment of Auditors.......................................... 12

Transactions With Management................................................. 12

Compensation Committee Interlocks and Insider Participation.................. 12

Stockholder Proposals for 1999 Annual Meeting................................ 12

Section 16(a) Beneficial Ownership Reporting Compliance...................... 12

Other Matters................................................................ 13

Miscellaneous................................................................ 13

                                       4

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 22, 1998
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Data Transmission Network Corporation, a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at the Best Western Regency West, 909 South 107th Avenue, Omaha, Nebraska on Wednesday, April 22, 1998, at 10:00 A.M. Omaha time. Stockholders of record at the close of business on March 2, 1998 are entitled to notice of and to vote at the Meeting. The Company's principal executive offices are located at 9110 West Dodge Road, Suite 200, Omaha, Nebraska 68114.

                                     PROXIES

         Proxies are being solicited by the Board of Directors of the Company with all costs of the solicitation to be paid by the Company. If the accompanying proxy is executed and returned, the shares represented by the proxy will be voted as specified therein. A stockholder may revoke any proxy given pursuant to this solicitation by delivering to the Company prior to the Meeting a written notice of revocation or by attending the Meeting and voting in person. This notice of Annual Meeting of Stockholders, proxy statement and accompanying proxy card are first being mailed to stockholders on or about March 16, 1998.

                                VOTING SECURITIES

         At March 2, 1998, the Company had issued and outstanding 11,200,549 shares of the Company's $.001 par value common stock. The Company has no other class of voting securities outstanding. Each stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are entitled, or may distribute such votes on the same principle among as many candidates as the stockholder chooses, provided that votes cannot be cast for more than the total number of directors to be elected at the Meeting. The seven nominees receiving the most votes at the Meeting will be elected as directors. Each share has one vote on all other matters. An affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting is required for approval of all other matters being submitted to the stockholders for their consideration.

         In accordance with Delaware law, a shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees or for certain nominees for directors. Abstentions from voting on the proposal to ratify the appointment of auditors are treated as votes against such proposal. Broker non-votes on the proposal to ratify the appointment of auditors are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on the proposal.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         At the Meeting, the stockholders will elect a board of seven directors for a term extending until the 1999 annual meeting of stockholders of the Company and until their respective successors have been elected and qualify. The Board of Directors has nominated for election or re-election as directors: Roger
R. Brodersen, Scott A. Fleck, David K. Karnes, J. Michael Parks, Jay E. Ricks, Greg T. Sloma and Roger W. Wallace. All of the nominees, except Scott A. Fleck, presently are serving as directors of the Company. Proxies may be voted for seven directors.

         If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may amend the By-Laws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

         Set forth below is certain information as of March 2, 1998, with respect to the nominees for election as directors of the Company. The information relating to their respective business experience was furnished to the Company by such persons.


Nominee             Age   Positions and Offices with the Company  Director Since
------------------  ---   --------------------------------------  --------------
Roger R. Brodersen   52   Chairman of the Board, Chief                 1984
                          Executive Officer and Director
Scott A. Fleck       30   Vice President and Nominee                      -
David K. Karnes      49   Director                                     1989
J. Michael Parks     47   Director                                     1990
Jay E. Ricks         65   Director                                     1995
Greg T. Sloma        46   President, Chief Operating                   1993
                          Officer and Director
Roger W. Wallace     41   Senior Vice President and Director           1984


         Mr. Brodersen has served as Chairman of the Board and Chief Executive Officer of the Company since 1984. Mr. Brodersen served as President of the Company from 1984 to 1995.

         Mr. Fleck has served as Vice President of the Company since 1997. He has served as Director of Engineering of the Company since 1996. Prior to becoming Director of Engineering, Mr. Fleck held the position of Director of Software and Hardware Development since joining the Company in 1991.

         Mr. Karnes has served as President and Chief Executive Officer of The Fairmont Group, Inc., a financial services and consulting firm, since 1989. He is currently a Director of the Federal Home Loan Bank of Topeka and served as its Chairman from 1989 to 1996. Mr. Karnes also served as a United States Senator from 1987 to 1989.

         Mr. Parks has served as President and Chief Executive Officer of Alliance Data Systems, a provider of data processing services, since 1997. He served as President and Chief Operating Officer of First Data Resources Inc. from 1993 to 1994 and President of the Merchant Services Group of First Data Resources Inc. from 1991 to 1993. He also served as President and Chief Executive Officer of Call Interactive, an affiliate of First Data Resources Inc., from 1989 to 1991. From 1976 to 1989, Mr. Parks served as President or Senior Vice President of various American Express Information Services Companies or their subsidiaries.

         Mr. Ricks has served as Chairman of Douglas Communications Corporation, an operator of cable television systems, since 1990. He was a partner in the law firm of Hogan & Hartson in Washington, D.C., from 1970 to 1990. Mr. Ricks is a director of Amtera Technologies, Inc., a communications software company.

         Mr. Sloma has served as President of the Company since January 1996. He has served as Chief Operating Officer of the Company since January 1994. Mr. Sloma served as Executive Vice President of the Company from January 1994 to December 1995 and as Chief Financial Officer from April 1993 to December 1993. From 1983 to 1993, Mr. Sloma was a Tax Partner at Deloitte & Touche. Mr. Sloma has served as a Director of West TeleServices Corporation since 1997.

         Mr. Wallace has served as Senior Vice President of the Company since 1989. He served as Vice President of the Company from 1984 to 1989.

Board Meetings and Committees
-----------------------------

         The Board of Directors met four times during the fiscal year ended December 31, 1997. During fiscal 1997, all directors attended all of the meetings of the Board of Directors, and related committees on which they served. The Company does not have a Standing Nominating Committee.

         The Audit Committee recommends the selection of the independent auditors, reviews the scope of the audits performed by them and reviews their audit report and any recommendations made by them relating to internal financial controls and procedures. Members of the Audit Committee, which met twice during fiscal 1997, are David K. Karnes, J. Michael Parks and Jay E. Ricks.

         The Compensation Committee reviews and makes recommendations to the Board of Directors regarding officers' compensation and the Company's employee benefit plans; provided, however, the Compensation Committee administers the Company's Stock Option Plan of 1989 through its Stock Option Plan Subcommittee, consisting of all members of the Compensation Committee other than Greg T. Sloma. Members of the Compensation Committee, which met twice during fiscal 1997, are David K. Karnes, J. Michael Parks, Jay E. Ricks and Greg T. Sloma.

Directors Compensation
----------------------

         During fiscal 1997, each member of the Board of Directors who was not an employee of the Company received $1,500 for each Board of Directors meeting attended, $600 for each Audit Committee meeting attended, $600 for the first Compensation Committee meeting attended and $1,500 for the second Compensation Committee meeting attended. Non-employee members of the Board of Directors also receive awards under the Company's Non-Employee Directors Stock Option Plan (the "Non-Employee Directors Plan"). Stock option grants under the Non-Employee Directors Plan are automatic and occur each time a non-employee director is elected, re-elected or appointed a director of the Company. In 1997, David K. Karnes, J. Michael Parks and Jay E. Ricks each received an option to purchase 4,500 shares of the Company's common stock at an exercise price of $24.00 per share. The Non-Employee Directors Plan has been amended for fiscal year 1998 to reduce from 4,500 to 3,500 the number of shares for which options are to be awarded to each non-employee director. The exercise price of options granted under the Non-Employee Directors Plan is the fair market value of the common stock on the date of the option grant.

              OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as to the beneficial ownership of the Company's common stock by each person or group who, as of March 2, 1998, to the knowledge of the Company, beneficially owned more than 5% of the Company's common stock:


    Name and Address of               Amount and Nature               Percent of
     Beneficial Owner                   of Ownership                     Class
-------------------------------       -----------------               ----------

Roger R. Brodersen                      1,634,744 (1)                     14.6%
16705 Ontario Plaza
Omaha, NE  68130

Wanger Asset Management, L.P.,          1,533,800 (2)                     13.7%
  Wanger Asset Management Ltd.,
  and Ralph Wanger
227 West Monroe, Suite 3000
Chicago, IL 60606

Furman Selz Incorporated                1,124,300 (3)                     10.0%
230 Park Avenue
New York, NY  10169

Acorn Investment Trust,                   819,000 (4)                      7.3%
  Series Designated Acorn Fund
227 West Monroe Street, Suite 3000
Chicago, IL 60606

Peter H. Kamin and Peak Investment        591,600 (5)                      5.3%
  Limited Partnership as a group
One Financial Center, Suite 1600
Boston, MA  02111
-------------------------------

(1) This includes 163,334 shares subject to options exercisable within 60 days of March 2, 1998, 39,150 shares held in a trust for the benefit of Mr. Brodersen's children, 36,999 shares beneficially owned by Mr. Brodersen's spouse, and 19,391 shares allocated to Mr. Brodersen through his participation in the Company's 401(k) Savings Plan.

(2) According to a Schedule 13G dated February 5, 1998, Wanger Asset Management, L.P., Wanger Asset Management Ltd., and Ralph Wanger have shared voting and shared dispositive power over such shares. Such shares include 819,000 shares also shown in this table as beneficially owned by Acorn Investment Trust, Series Designated Acorn Fund. Wanger Asset Management, L.P. serves as investment adviser to such trust. Wanger Asset Management Ltd. is the general partner of Wanger Asset Management, L.P. Ralph Wanger is the principal stockholder of Wanger Asset Management Ltd.

(3) According to a Schedule 13G dated February 11, 1998, Furman Selz Incorporated has sole voting and sole dispositive power over such shares.

                                        4

4) According to a Schedule 13G dated February 5, 1998, Acorn Investment Trust has shared voting and shared dispositive power over such shares. Such shares also are shown in this table as beneficially owned by Wanger Asset Management, L.P. which is the investment advisor of Acorn Fund.

(5) According to a Schedule 13D, amended through December 30, 1994, and a telephone conversation by the Secretary of the Company with Peter H.
         Kamin on February 10, 1998, Peak Investment Limited Partnership ("Peak") is the beneficial owner of 591,600 of these shares for which it has sole voting and sole dispositive power. Peter H. Kamin is the sole general partner of Peak with sole voting and sole dispositive power over the shares owned by Peak and therefore also may be deemed to be the beneficial owner of such 591,600 shares.

         The following table sets forth information as to the shares of common stock of the Company beneficially owned as of March 2, 1998, by each director of the Company, by each nominee for election as a director of the Company, by each of the executive officers named in the Summary Compensation Table beginning on page 7, and by all directors and executive officers of the Company as a group:

                                      Amount and Nature               Percent of
      Beneficial Owner                of Ownership ( 1)               Class ( 2)
------------------------------------  -----------------               ----------
Roger R. Brodersen                    1,634,744  ( 3)                      14.6%

Scott A. Fleck                            3,022  ( 4)                        *

Robert S. Herman                        327,168  ( 5)                       2.9%

David K. Karnes                          63,435  ( 6)                        *

James J. Marquiss                       146,390  ( 7)                       1.3%

J. Michael Parks                         46,499  ( 8)                        *

Jay E. Ricks                             18,000  ( 9)                        *

Greg T. Sloma                            166,570 (10)                       1.5%

Roger W. Wallace                         283,922 (11)                       2.5%

All directors and executive officers
as a group (16 persons)                2,893,154 (12)                      25.8%
------------------------------------

* Less than 1.0%

( 1) The number of shares in the table include interests of the named persons, or of members of the directors and executive officers as a group, in shares held by the trustee of the Company's 401(k) Savings Plan. The beneficial owners have sole investment power over these shares but do not have sole voting power.


                                        5

                                     - 326 -

 2) Shares subject to options exercisable within 60 days of March 2, 1998 are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such options but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

( 3) Includes 163,334 shares subject to options exercisable within 60 days of March 2, 1998, 39,150 shares which are held in trust for Mr.
         Brodersen's children, 36,999 shares beneficially owned by Mr. Brodersen's spouse, and 19,391 shares allocated to Mr. Brodersen through his participation in the Company's 401(k) Savings Plan.

(4) Includes 1,234 shares subject to options exercisable within 60 days of March 2, 1998 and 1,788 shares allocated to Mr. Fleck through his participation in the Company's 401(k) Savings Plan.

( 5) Includes 101,415 shares subject to options exercisable within 60 days of March 2, 1998 and 16,071 shares allocated to Mr. Herman through his participation in the Company's 401(k) Savings Plan.

( 6) Includes 33,999 shares subject to options exercisable within 60 days of March 2, 1998.

( 7) Includes 71,374 shares subject to options exercisable within 60 days of March 2, 1998 and 15,016 shares allocated to Mr. Marquiss through his participation in the Company's 401(k) Savings Plan.

( 8) Includes 32,499 shares subject to options exercisable within 60 days of March 2, 1998.

( 9) Includes 15,000 shares subject to options exercisable within 60 days of March 2, 1998.

(10) Includes 135,334 shares subject to options exercisable within 60 days of March 2, 1998, 4,212 shares beneficially owned by Mr. Sloma's children and 22,874 shares allocated to Mr. Sloma through his participation in the Company's 401(k) Savings Plan.

(11) Includes 101,415 shares subject to options exercisable within 60 days of March 2, 1998, 4,500 shares beneficially owned by Mr. Wallace's spouse, and 16,157 shares allocated to Mr. Wallace through his participation in the Company's 401(k) Savings Plan.

(12) Includes 802,928 shares subject to options exercisable within 60 days of March 2, 1998, 39,150 shares held in trust for the children of executive officers and directors, 45,711 shares owned beneficially by spouses or children of executive officers and directors, and 110,102 shares allocated to executive officers through their participation in the Company's 401(k) Savings Plan.

                                        6

                             EXECUTIVE COMPENSATION

         The following table sets forth information with respect to the Chief Executive Officer and the four remaining most highly compensated executive officers of the Company for the fiscal year ended December 31, 1997.

                           Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Long Term
                                                                 Annual Compensation                      Compensation
                                                        --------------------------------------            ------------
                  (a)                        (b)           (c)            (d)           (e)                   (f)             (g)
                 -----                      ----        --------       ---------     ---------            ------------     ---------
                                                                                      Other                Securities
                                                                                      Annual               Underlying      All Other
           Name and Principal                                                         Compen-               Options         Compen-
                Position                    Year         Salary          Bonus       sation(1)              (shares)       sation(2)
               ----------                   ----        --------       ---------     ---------            ------------     ---------
Roger R. Brodersen Chairman &               1997        $195,744       $ 137,304       $  0                10,000            $ 6,400
Chief Executive Officer                     1996         179,172         112,178          0               240,000(3)           9,500
                                            1995         172,000         147,897          0                30,000              9,240
Greg T. Sloma                               1997         172,593         121,312          0                10,000              6,400
President & Chief Operating                 1996         145,996         147,707          0                16,500              9,500
Officer                                     1995         140,000         131,466          0                18,000              9,240
Robert S. Herman                            1997         143,628         109,112          0                 5,600              6,400
Senior Vice President                       1996         120,865          97,707          0                 7,500              8,743
                                            1995         115,000         131,466          0                15,000              9,240
Roger W. Wallace                            1997         143,628         123,498          0                 5,600              6,400
Senior Vice President                       1996         120,858         108,390          0                 7,500              9,170
                                            1995         115,000         126,227          0                15,000              9,240
James J. Marquiss                           1997         135,936         125,401          0                 4,500              6,400
Senior Vice President                       1996         120,858         108,390          0                 6,000              9,170
                                            1995         115,000         125,843          0                12,000              9,240


(1) Excludes perquisites and other benefits because the aggregate of such compensation was less than either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2) The amounts included in the All Other Compensation column represent 401(k) matching contributions made by the Company.

(3) This amount includes 225,000 shares underlying a replacement option issued to Mr. Brodersen during 1996 in exchange for the surrender of outstanding, unexpired and unexercised options to acquire an aggregate of 117,999 shares previously awarded to Mr. Brodersen under the Company's Employee Stock Option Plan. The surrendered options exercisable for 117,999 shares were considered for tax purposes as incentive stock options, whereas, the replacement option for 225,000 shares is considered for tax purposes as a non-qualified stock option. The weighted average exercise price per share of the surrendered options was $6.28, while the exercise price of the replacement option was the fair market value of the common stock on January 5, 1996 or $15.50 per share.

                                        7

         The following table shows, as to the Chief Executive Officer and the four remaining most highly compensated executive officers of the Company, information about stock option grants in fiscal 1997.
The Company does not grant any stock appreciation rights.


                        Option Grants In Last Fiscal Year
------------------------------------------------------------------------------------------------------------
                                Individual Grants
------------------------------------------------------------------------------------------------------------

      (a)                    (b)               (c)                 (d)               (e)             (f)
------------------      ------------     ----------------     --------------      ----------      ----------
                          Number of
                         Securities
                         Underlying      Percent of Total
                          Options        Options Granted                                          Grant Date
                          Granted        to Employees In      Exercise Price      Expiration       Present
     Name               (shares) (1)       Fiscal 1997          (Per share)           Date        Value (2)
------------------      ------------     ----------------     --------------      ----------      ----------
Roger R. Brodersen         10,000              5.2%               $ 21.38          1-02-07         $114,400
Greg T. Sloma              10,000              5.2%                 21.38          1-02-07          114,400
Robert S. Herman            5,600              2.9%                 21.38          1-02-07           64,100
Roger W. Wallace            5,600              2.9%                 21.38          1-02-07           64,100
James J. Marquiss           4,500              2.3%                 21.38          1-02-07           51,500


(1) Except as indicated in the footnotes to this table, the options referred to in this table were granted by the Stock Option Plan Committee on January 2, 1997 under the Company's Employee Stock Option Plan.

(2) As suggested by the Securities & Exchange Commission's rules on executive compensation, the Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not necessarily agree that the Black-Scholes model can properly determine the value of an option. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

                                        8

         The following table provides information on option exercises in fiscal 1997 and the value of unexercised options at December 31, 1997 for the Chief Executive Officer and the four remaining most highly compensated executive officers.


                 Aggregated Option Exercises In Last Fiscal Year
                        and Fiscal Year End Option Value
-----------------------------------------------------------------------------------------------------------------------------------
                                                                 Number of Securities
                            Shares                               Underlying Unexercised                   Value of Unexercised
                           Acquired                                Options at Fiscal                      In-the-Money Options
                              On             Value                 Year End (shares)                      At Fiscal Year End(1)
                                                               -----------   -------------            -----------    --------------
     Name                  Exercise         Realized           Exercisable   Unexercisable            Exercisable    Unexercisable
------------------         --------         --------           -----------   -------------            -----------    --------------
Roger R. Brodersen             -            $     0              80,000          170,000              $   960,000       $ 1,981,200
Greg T. Sloma                2,500           54,375             123,000           27,000                2,665,200           298,600
Robert S. Herman               -                  0              92,048           15,600                2,025,100           204,300
Roger W. Wallace               -                  0              92,048           15,600                2,025,100           204,300
James J. Marquiss              -                  0              63,874           12,500                1,406,200           163,500


(1) The closing "bid" price of the Company's common stock as quoted by NASDAQ on December 31, 1997 was $27.50. The values shown are computed based upon the difference between this price and the exercise price of the underlying options.


Performance Graph
-----------------

         The following performance graph compares the performance of the Company's common stock to the Center for Research in Securities Prices (CRSP) Total Return Index for the NASDAQ Stock Market (U.S. Companies) and to the CRSP Total Return Industry Index for NASDAQ Telecommunications Stocks. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1992.

GRAPH IN TABULAR FORM:

                                                                    Nasdaq
                                      Nasdaq Total            Telecommunications
Year                  DTN             Return Index               Industry Index
----                  ---             ------------            ------------------

1992                  100                 100                         100
1993                  186                 115                         154
1994                  120                 112                         129
1995                  349                 159                         169
1996                  473                 195                         172
1997                  595                 240                         254


                         COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

Compensation Philosophy
-----------------------

         The Company strives to apply a consistent philosophy on compensation for all employees, including senior management. The goals of the compensation program are to directly link compensation with corporate profitability and the enhancement of the underlying value of the Company's business. The following objectives are used by the Company and the Compensation Committee as guidelines for compensation decisions:

         . Provide a competitive total compensation package that allows the Company to attract and retain the best people possible.

         .    The Company pays for  performance.  Employees  are rewarded  based
              upon  corporate   performance,   business  unit   performance  and
              individual performance.

         . Provide variable compensation programs that are linked with the performance of the Company and that align executive compensation with the interests of shareholders.

Compensation Program Components
-------------------------------

         The Committee annually reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The components of the compensation program for executive officers, which are comparable to those used for all employees, are outlined below.

         Base Salary - Base pay levels are determined by reviewing competitive positions in the market, including comparisons with companies of similar size, complexity and growth rates. Increases in base salary were recommended by senior management for fiscal 1997 for the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and the Committee acted in accordance with this recommendation.

         Variable Incentive Compensation - The large majority of the Company's employees, including the executive officers, participate in an annual incentive award plan. The amount of incentive compensation is based upon the Company's achievement of goals established at the beginning of the fiscal year by the Committee. For fiscal 1997, the incentive plans were tied to sales and income before income taxes, depreciation and amortization expenses. The incentive was awarded approximately 50% based on sales and 50% based on income before income taxes and depreciation and amortization expense.

         Stock Option Program - The purpose of this program, which is available to the large majority of employees, is to provide additional incentives to employees to work to maximize long-term shareholder value. It also uses vesting periods to encourage key employees to continue in the employ of the Company. The number of stock options granted to executive officers is based on competitive practices.

CEO Compensation
----------------

         The factors and criteria upon which Mr. Brodersen's compensation was based for fiscal year 1997 are the same as those considered by the Committee in establishing the compensation program for all of the executive officers of the Company as outlined above. The annual base salary of Mr. Brodersen was established by the Committee on March 3, 1997 for the period of April 1, 1997 to March 31, 1998. The Committee's decision was based on Mr. Brodersen's personal performance of his duties and on salary levels to chief executive officers of companies of similar size, complexity and growth rates.

Mr. Brodersen's 1997 fiscal year incentive cash compensation was based on the actual financial performance of the Company. His annual cash incentive award was based on the incentive plan described above.

An option grant for 10,000 shares was awarded to Mr. Brodersen under the Company's Employee Stock Option Plan based upon his performance and leadership with the Company. The grant placed a significant portion of his total compensation at risk, since the value of the option depends on the appreciation of the Company's common stock over the option term.

                             Compensation Committee
                            of the Board of Directors
                            -------------------------
                                 David K. Karnes
                                J. Michael Parks
                                  Jay E. Ricks
                                  Greg T. Sloma

                                 PROPOSAL NO. 2

                       APPROVAL OF APPOINTMENT OF AUDITORS

         The Board of Directors has, upon the recommendation of the Audit Committee, appointed the firm of Deloitte & Touche LLP to audit the Company's financial statements for the fiscal year ending December 31, 1998, subject to ratification by the stockholders of the Company. Deloitte & Touche LLP served as the Company's auditors for the 1997 fiscal year.

         Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and voting at the Meeting. If the stockholders should not ratify the appointment of Deloitte & Touche LLP, the Board of Directors will reconsider the appointment.

         A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will have an opportunity to make a statement if desired, and will be available to respond to appropriate stockholder questions.

The Board of Directors recommends a vote FOR the approval of the appointment of Deloitte & Touche LLP as independent auditors for the Company.

                          TRANSACTIONS WITH MANAGEMENT

         No reportable transactions occurred during fiscal 1997 between the Company and its officers and directors.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following directors served on the Compensation Committee of the Company's Board of Directors: David K. Karnes, J. Michael Parks, Jay E. Ricks and Greg T. Sloma. Mr. Sloma, because he is an officer and employee of the Company, abstains from all votes dealing with officer compensation. Also, only Mr. Karnes, Mr. Parks and Mr. Ricks are members of the Stock Option Plan Subcommittee of the Compensation Committee which administers the Company's Stock Option Plan of 1989.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Proposals of stockholders for which consideration is desired at the 1999 Annual Meeting of Stockholders must be received by the Company no later than December 31, 1998, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1997, its executive officers, directors and holders of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements, except that Mr. Herman filed one late report covering one transaction. In addition, Mr. Brodersen filed a Form 5 reporting three transactions which he inadvertently failed to report or incorrectly reported in 1991, 1994 and 1996. In making these statements, the Company has relied solely upon a review of Forms 3 and 4 fur-nished to the Company during its most recent fiscal year, Forms 5 furnished to the Company with respect to its most recent fiscal year, and written represen-tations from reporting persons that no Form 5 was required.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                  MISCELLANEOUS

         The cost of solicitation of proxies will be borne by the Company. The Company will, upon request, reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegram, telephone or other means without additional compensation. The Company has retained First National Bank of Omaha, the Company's stock transfer agent, to assist in the distribution and solicitation of proxies at a cost of approximately $3,000, including the reimbursement of certain expenses.

         The Company's Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on March 2, 1998. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of this proxy solicitation material nor as having been incorporated herein by reference.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on page 10 and the Performance Graph on page 9 shall not be incorporated by reference into any such filings.

                                                         THE BOARD OF DIRECTORS

Omaha, Nebraska
March 9, 1998


A COPY OF THE FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, DATA TRANSMISSION NETWORK CORPORATION, 9110 WEST DODGE ROAD, SUITE 200, 0MAHA, NEBRASKA 68114.

                      DATA TRANSMISSION NETWORK CORPORATION
                         9110 West Dodge Road, Suite 200
                                 Omaha, NE 68114

                  DATA TRANSMISSION NETWORK CORPORATION PROXY
            Annual Meeting of Stockholders To Be Held April 22, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Roger R. Brodersen and Brian L. Larson, or either of them, as proxies of the undersigned, with full power of substitution to either of them, and hereby authorizes them to vote as designated below all shares of common stock of Data Transmission Network Corporation held of record by the undersigned on March 2, 1998 at the Annual Meeting of Stockholders to be held on April 22, 1998 and at any adjournments thereof (a) on the following matters and (b) on any other matters that properly may come before the meeting or any adjournments thereof:


1.  ELECTION OF DIRECTORS

          FOR all nominees listed below (except as marked)
    -----

          WITHHOLD AUTHORITY to vote for all nominees listed below
    -----


(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), draw a line through the nominee's name below.)

    Roger R. Brodersen   Scott A. Fleck       David K. Karnes   J. Michael Parks
    Jay E. Ricks         Greg T. Sloma        Roger W. Wallace



2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP as independent auditors of the Corporation for fiscal year ending December 31, 1998.

         FOR                            AGAINST                          ABSTAIN
     ----                           ----                             ----

This proxy will be voted as specified. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Data Transmission Network Corporation to be held on April 22, 1998 and the Proxy Statement for such meeting.

Dated                             , 1998
      ---------------------------          -----------------------------------


                                           -----------------------------------
                                                  (Signature of Stockholder)

Note: Please sign exactly as name appears on stock certificate (as Indicated on reverse side). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized person. If a partnership, please sign in partnership name by a partner.

                                       15

                                     - 336 -